As filed with the Securities and Exchange Commission on July 25, 2016

Registration No. 333-212134

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________________

Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

__________________________

VIKING THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

46-1073877

(I.R.S. Employer Identification No.)

__________________________

12340 El Camino Real, Suite 250

San Diego, CA 92130

(858) 704-4660

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

__________________________

Brian Lian, Ph.D.

President and Chief Executive Officer

Viking Therapeutics, Inc.

12340 El Camino Real, Suite 250

San Diego, CA 92130

(858) 704-4660

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

__________________________

Copies to:

Jeffrey T. Hartlin, Esq.

Paul Hastings LLP

1117 S. California Avenue

Palo Alto, CA 94304

(650) 320-1804

Approximate date of commencement of proposed sale to the public:

From time to time after this registration statement becomes effective

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please

check the following box.      ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.      ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.      ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.      ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 (this “Amendment”) to the Registration Statement on Form S-3 (File No. 333-212134) (the “Registration Statement”) of Viking Therapeutics, Inc. is being filed solely to re-file Exhibit 23.1 to the Registration Statement, which was previously filed with the Registration Statement. Accordingly, this Amendment consists solely of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature page, the index to exhibits and Exhibit 23.1. The remainder of the Registration Statement is unchanged and therefore has not been included in this Amendment.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits

Exhibit Number	Description	Registrant’s Form	Date Filed with the SEC	Exhibit Number
1.1†	Form of Underwriting Agreement.

1.2	Equity Distribution Agreement, dated as of June 20, 2016, by and between Viking Therapeutics, Inc. and Maxim Group LLC.	S-3	6/20/2016	1.2
3.1	Amended and Restated Certificate of Incorporation.	S-1	7/1/2014	3.3

3.2	Amended and Restated Bylaws.	S-1	7/1/2014	3.4

4.1	Form of Common Stock Certificate.	S-1	7/1/2014	4.1

4.2	Form of Common Stock Purchase Warrant issued by Viking Therapeutics, Inc. to Laidlaw & Company (UK) Ltd.	S-1/A	4/10/2015	4.2

4.3	Form of Warrant Agreement, by and between Viking Therapeutics, Inc. and American Stock Transfer & Trust Company, LLC, including the Form of Warrant Certificate issued by Viking Therapeutics, Inc.	8-K	4/8/2016	4.1

4.4	Warrant to Purchase Common Stock, dated April 13, 2016, issued by Viking Therapeutics, Inc. to Ligand Pharmaceuticals Incorporated.	8-K	4/14/2016	4.1

4.5	Registration Rights Agreement, dated May 21, 2014, by and among Viking Therapeutics, Inc., Metabasis Therapeutics, Inc. and Ligand Pharmaceuticals Incorporated.	S-1	7/1/2014	10.16

4.6	First Amendment to Registration Rights Agreement, dated January 22, 2016, by and between Viking Therapeutics, Inc. and Ligand Pharmaceuticals Incorporated.	8-K	1/25/2016	10.2

4.7	Form of Indenture, between the Registrant and one or more trustees to be named	S-3	6/20/2016	4.7

4.8†	Form of Common Stock Warrant Agreement and Warrant Certificate.

4.9†	Form of Preferred Stock Warrant Agreement and Warrant Certificate.

4.10†	Form of Debt Securities Warrant Agreement and Warrant Certificate.

4.11†	Form of Debt Securities.

4.12†	Form of Unit Agreement.

4.13†	Specimen Preferred Stock Certificate and Form of Certificate of Designation of Preferred Stock.

5.1	Opinion of Paul Hastings LLP.	S-3	6/20/2016	5.1

12.1	Statement Regarding the Computation of Ratio of Earnings to Fixed Charges for the Years Ended December 31, 2012, 2013, 2014 and 2015, and the Three Months Ended March 31, 2016.	S-3	6/20/2016	12.1

23.1*	Consent of Marcum LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Paul Hastings LLP (included in Exhibit 5.1).	S-3	6/20/2016	23.2

24.1	Power of Attorney (included on the signature page to the Registration Statement).	S-3	6/20/2016	24.1

25.1+	Statement of Eligibility of Trustee under the Indenture.

†	To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference, if applicable.
*	Filed herewith.
+	To be filed separately under the electronic form type 305B2, if applicable.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on July 25, 2016.

VIKING THERAPEUTICS, INC.

By:	/s/ Brian Lian, Ph.D.
Brian Lian, Ph.D. President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brian Lian, Ph.D.	President, Chief Executive Officer, and Director	July 25, 2016
Brian Lian, Ph.D.	(Principal Executive Officer)

/s/ Michael Morneau	Chief Accounting Officer	July 25, 2016
Michael Morneau	(Principal Financial and Accounting Officer)

*	Director	July 25, 2016
Lawson Macartney, DVM, Ph.D.

*	Director	July 25, 2016
Matthew W. Foehr

*	Director	July 25, 2016
Matthew Singleton

*	Director	July 25, 2016
Stephen W. Webster

* By: /s/ Brian Lian, Ph.D. Brian Lian, Ph.D. Attorney-in-Fact

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INDEX TO EXHIBITS

Exhibit Number	Description	Registrant’s Form	Date Filed with the SEC	Exhibit Number
1.1†	Form of Underwriting Agreement.

1.2	Equity Distribution Agreement, dated as of June 20, 2016, by and between Viking Therapeutics, Inc. and Maxim Group LLC.	S-3	6/20/2016	1.2
3.1	Amended and Restated Certificate of Incorporation.	S-1	7/1/2014	3.3

3.2	Amended and Restated Bylaws.	S-1	7/1/2014	3.4

4.1	Form of Common Stock Certificate.	S-1	7/1/2014	4.1

4.2	Form of Common Stock Purchase Warrant issued by Viking Therapeutics, Inc. to Laidlaw & Company (UK) Ltd.	S-1/A	4/10/2015	4.2

4.3	Form of Warrant Agreement, by and between Viking Therapeutics, Inc. and American Stock Transfer & Trust Company, LLC, including the Form of Warrant Certificate issued by Viking Therapeutics, Inc.	8-K	4/8/2016	4.1

4.4	Warrant to Purchase Common Stock, dated April 13, 2016, issued by Viking Therapeutics, Inc. to Ligand Pharmaceuticals Incorporated.	8-K	4/14/2016	4.1

4.5	Registration Rights Agreement, dated May 21, 2014, by and among Viking Therapeutics, Inc., Metabasis Therapeutics, Inc. and Ligand Pharmaceuticals Incorporated.	S-1	7/1/2014	10.16

4.6	First Amendment to Registration Rights Agreement, dated January 22, 2016, by and between Viking Therapeutics, Inc. and Ligand Pharmaceuticals Incorporated.	8-K	1/25/2016	10.2

4.7	Form of Indenture, between the Registrant and one or more trustees to be named	S-3	6/20/2016	4.7

4.8†	Form of Common Stock Warrant Agreement and Warrant Certificate.

4.9†	Form of Preferred Stock Warrant Agreement and Warrant Certificate.

4.10†	Form of Debt Securities Warrant Agreement and Warrant Certificate.

4.11†	Form of Debt Securities.

4.12†	Form of Unit Agreement.

4.13†	Specimen Preferred Stock Certificate and Form of Certificate of Designation of Preferred Stock.

5.1	Opinion of Paul Hastings LLP.	S-3	6/20/2016	5.1

12.1	Statement Regarding the Computation of Ratio of Earnings to Fixed Charges for the Years Ended December 31, 2012, 2013, 2014 and 2015, and the Three Months Ended March 31, 2016.	S-3	6/20/2016	12.1

23.1*	Consent of Marcum LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Paul Hastings LLP (included in Exhibit 5.1).	S-3	6/20/2016	23.2

24.1	Power of Attorney (included on the signature page to the Registration Statement).	S-3	6/20/2016	24.1

25.1+	Statement of Eligibility of Trustee under the Indenture.

†	To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference, if applicable.
*	Filed herewith.
+	To be filed separately under the electronic form type 305B2, if applicable.

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